[NAME_FIRST] [NAME_ LAST]

[ADDRESS1]

[ADDRESS2]

[CITY] [STATE] [ZIP]

RESTRICTED STOCK UNIT AWARD AGREEMENT

You have been granted an Outside Director Restricted Unit Award (“RSUs”) as follows:

Grant Date	# RSUs	Vesting Date	Payment Date
After Termination of Board Service

Plan Information:  The RSUs have been granted pursuant to the 1998 Stock Incentive Plan, as amended and restated on June 2, 2003, and modified on August 26, 2003 and on May 24, 2005 (the “Plan”), and are subject to all the restrictions, conditions and other terms contained in that Plan (see the enclosed Prospectus and Prospectus Supplement for a summary of the Plan).  Each RSU represents the right to receive one share of Dollar General common stock (or equivalent cash payment at the sole discretion of the Compensation Committee) on the Payment Date.

Important Tax Law Changes:  Due to tax law changes enacted in the American Jobs Creation Act of 2004 and applicable to the Plan effective January 1, 2005, new rules contained in Section 409A of the Internal Revenue Code (“IRC”) apply to the payment of RSUs.  These new rules apply to RSUs that are unvested as of, or granted after, December 31, 2004.  Please refer to the Prospectus Supplement dated May 24, 2005 for more information.

Vesting Information:  The RSUs generally will vest on the Vesting Date set forth above if you are a member of the Board on that date. The Vesting Date may be accelerated upon a change in control of Dollar General, or upon the termination of your service as a director by reason of death, Disability or Normal Retirement (each as defined in the Plan), all as set forth in the Plan. If your service as a director is terminated for Cause (as defined in the Plan), all RSUs, vested or not, will terminate immediately and you will not be entitled to any payment with respect to your RSUs.

Payment Date and Form:  You will not receive a payment relating to the RSUs until you have ceased to be a Board member. Your payment will be made in shares of Dollar General common stock (other than fractional shares, which will be paid in cash), or in cash or part shares and part cash at the sole option of the Compensation Committee. You can choose to receive your payment either in a single lump sum or in 10 or less annual installments. You also may choose the timing of your lump sum payment or first payment installment from 3 options: (1) as soon as practicable after you cease to be a Board member (subject to a 6-month delay if you are a “key employee”); (2) on the first day of the calendar month beginning more than 6 months after you cease to be a Board member; or (3) on the first anniversary of the date on which you cease to be a Board member.

Your elections will apply to all RSUs granted to you under the Plan, not just to those subject to this particular award. Your “Initial Payment Elections” will be either those in place on December 31, 2005 (or any later date permitted under IRC Section 409A and allowed by the Compensation Committee) or, in the event you do not affirmatively choose your elections or follow the proper procedures for doing so, the Plan

Default Payment Provisions (described below). You may make changes to your Initial Payment Elections after December 31, 2005 as long as:

(a)

you make the changes no later than 1 full year before your service as an Outside Director terminates;

(b)

the changes do not have the effect of accelerating the time or schedule of payment (e.g., you may not change from installments to a lump sum; and you may not elect to accelerate time of payment); and

(c)

the changes defer the first payment for at least 5 years from the previously selected  payment date (except for elections to change the time or form of payment not related to death or disability).

Your payment elections must be in writing (see attached form). If you make no payment elections, your payment will be made in a lump sum (the Plan’s default payment form) as soon as practicable after you cease to be a Board member subject to a 6-month delay if you are a “key employee” (the Plan’s default payment time).  The Plan’s default payment form and default payment time are the “Plan Default Payment Provisions”.

You may also designate a beneficiary to receive your payments in the event of your death at any time.  If you make no beneficiary designation, your payments will be made to your estate upon your death.

General Information:  Section 8(c)(xi) of the Plan requires that you enter into an agreement with Dollar General regarding this award. Accordingly, please sign below and return to Susan Lanigan.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of ________, 2005.

DOLLAR GENERAL CORPORATION

By:
Susan S. Lanigan
Executive Vice President and General Counsel

[DIRECTOR NAME]

OUTSIDE DIRECTOR RESTRICTED UNIT AWARD

PAYMENT ELECTION FORM

Instructions:

Please complete the following with respect to:

•

The timing of payment of your RSUs; and

•

Your designated beneficiary.

Please note that your elections will apply to all of your RSUs (whether previously awarded, currently awarded or to be awarded in the future), and that failure to file any election means you have elected the Plan Default Payment Provisions.

Except as provided below, you may change your payment elections at any time through December 31, 2005 by completing another Election Form and submitting it to the Stock Services Administrator, 100 Mission Ridge, Goodlettsville, TN 37072.  Thereafter, you may change your payment elections only if:  (a) the new election is made not later than 1 full year prior to the date on which you cease to be an Outside Director, (b) the new election does not accelerate the time or schedule of payment (e.g., you cannot elect to change from installments to a lump sum; and you cannot elect to accelerate time of payment), and (c) the first payment must be deferred for at least 5 years from the previously selected payment date (except for elections to change the time or form of payment not related to death or disability).

If properly completed and timely filed, this will supersede any prior elections made by you immediately upon receipt of your Election Form by the Stock Services Administrator unless your service as a director terminates within 12 months of the receipt of your changes. In that case, your elections are considered to be (1) those reflected on the last Election Form properly completed and timely received by the Stock Services Administrator more than 12 months prior to your service termination date or (2) if there is no Election Form properly completed and timely received by the Stock Services Administrator, those under the Plan Default Payment Provisions. We refer to the date on which your service as a director terminates as your “Service Termination Date.”

Form of Payment:  Choose one of the following:

[    ]

Lump Sum Distribution

[    ]

Annual Installments (if you choose this option, indicate below the number of annual installments desired, which may not exceed 10):

No. of Annual Installments: ______

Timing of Payment: Choose one of the following to indicate when you would like your lump sum distribution or your first annual installment, as applicable, to be made:

[    ]

As soon as practicable after my Service Termination Date (subject to a 6-month delay if you are a “key employee”);

[    ]

On the first day of the calendar month beginning more than 6 months after my Service Termination Date

[    ]

On the first anniversary of my Service Termination Date

Date
Signature

OUTSIDE DIRECTOR RESTRICTED UNIT AWARD

BENEFICIARY DESIGNATION FORM

Instructions:  Please complete the following with respect to your designated beneficiary for your Outside Director Restricted Unit Awards (“RSUs”).

You may change your designated beneficiary at any time by completing another Beneficiary Designation Form and submitting it to the Stock Services Administrator, 100 Mission Ridge, Goodlettsville, TN 37072.

Beneficiary Designation:

Please indicate below the name of the person to whom you would like your payments to be made upon your death (if you do not designate a beneficiary, payments will be made to your estate):

I understand that this Beneficiary Designation Form supersedes any prior Beneficiary Designation Form for my RSUs.

Date
Signature